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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

        We hereby consent to the incorporation by reference in the registration statements (Nos. 333-31638, 333-38317 and 33-90026) on Form S-8 and registration statement (No. 33-111118) on Form S-3 of Mercer International Inc. of our report dated January 31, 2003, relating to the consolidated financial statements of Mercer International Inc. as of December 31, 2002, and for the years ended December 31, 2002 and 2001, which report appears in the Annual Report on Form 10-K for the year ended December 31, 2003 of Mercer International Inc.

                      /s/ PETERSON SULLIVAN P.L.L.C.

March 12, 2004
Seattle, Washington

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EXHIBIT 23.2 INDEPENDENT AUDITORS' CONSENT